SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                          FORM    8-K/A
                       (Amendment No. 1)


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                        October 30, 1996



                              OHSL
       (Exact name of Registrant as specified in its Charter)


Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On October 30, 1996, the Registrant issued the attached press release announcing its results for the three month and nine month periods ended September 30, 1996.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release, dated October 30, 1996.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date: November 6, 1996         By:/s/ Kenneth L. Hanauer
                                      Kenneth L. Hanauer
                                      President and Chief
                                      Executive Officer

                        EXHIBIT 99.1
   Headline: OHSL FINANCIAL ANNOUNCES 3RD QUARTER RESULTS
          --------------------------------------------------------

Text:

Cincinnati, Ohio, October 30, 1996-- OHSL Financial Corp. (NASDAQ:
OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., today reported its results for the three month and nine month periods ended September 30, 1996. For the three months ended September 30, 1996, OHSL reported a net loss of $202,000. This amount includes the much-publicized "special assessment" for the recapitalization of the Savings Association Insurance Fund ("SAIF"), which was signed into law by President Clinton on September 30, 1996. OHSL's charge for this special assessment was $927,000, resulting in an after-tax charge of $612,000. Without this one-time assessment, OHSL would have reported net income for the quarter ended September 30, 1996 of $410,000.

For the nine month period ended September 30, 1996, OHSL reported net income of $731,000. Without the special SAIF assessment, this net income would total $1,343,000.

Kenneth L. Hanauer, OHSL President and Chief Executive Officer, stated, "We are very pleased to have the controversy which surrounded the SAIF legislation behind us. While the one-time special assessment is certainly painful now, the relief which we will feel in the future as our deposit premiums are decreased from 23 basis points to approximately 6.4 basis points will be a definite plus for future earnings. This action will save OHSL's subsidiary, Oak Hills Savings and Loan Company, F.A., approximately $260,000 per year before the related tax effect."

For the three months ended September 30, 1996, the net loss of $202,000 compares to net income of $536,000 for the same period in 1995, a decrease of $738,000. For the nine months ended September 30, 1996, the net income of $731,000 compares to net income of $1,411,000 for the same nine month period in 1995.

Total assets at September 30, 1996 amounted to $217.6 million compared to $204.1 million at December 31,1995, an increase of $13.5 million or 6.6%. Stockholders' equity totaled $25.2 million at September 30, 1996, a decrease of $287,000 from the December 31,1995 equity amount. The major factors which had an impact upon the stockholders' equity for the nine months ended September 30, 1996 were the Corporation's net income of $731,000 the dividends declared on the common stock which totaled $694,000 and the purchase of treasury shares at a cost of $431,000. CEO Hanauer stated, "The third quarter of 1996 also saw OHSL undertake a data processing conversion, where we will now process our own transactions, as opposed to relying on an outside service bureau. We were obligated to recognize certain exit fees charged by our former provider, and related one-time start-up expenses relative to our conversion, including certain training, travel and other related expenses, we incurred in the third quarter of 1996. While we will see additional expenses related to this system change during the fourth quarter of 1996, we anticipate that these additional conversion costs will be substantially behind us by year end."